UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2005

MACROPORE BIOSURGERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6740 Top Gun Street, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                               Unregistered Sales of Equity Securities

On May 31, 2005, we sold 1,100,000 shares of common stock to a single purchaser for $11,000,000 cash.  There were no underwriting discounts or commissions, and the Section 4(2) exemption from the Securities Act’s registration requirement applied because there was only one purchaser.

At the same time, and as part of the same transaction, we issued to the purchaser a call option to buy, at any time through December 31, 2006, up to 2,200,000 additional shares of our common stock at $10.00 per share cash.  Again, there were no underwriting discounts or commissions in connection with the issuance of the call option (nor would there be any in connection with its exercise), and the Section 4(2) exemption from the Securities Act’s registration requirement applied.  The purchaser did not pay any additional consideration to acquire the call option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROPORE BIOSURGERY, INC.

Date: June 1, 2005	By:	/s/ CHRISTOPHER J. CALHOUN
Christopher J. Calhoun
Chief Executive Officer